Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES RECORD

SECOND QUARTER FINANCIAL RESULTS

Second Quarter Net Income Increased 79%

Second Quarter Sales Increased 10%

Second Quarter Online Sales Increased 12%

Delray Beach, Florida, October 23, 2017 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2017. Net income was $8.8 million, or $0.43 diluted per share, for the quarter ended September 30, 2017, compared to net income of $4.9 million, or $0.24 diluted per share, for the quarter ended September 30, 2016, a 79% increase to net income. Net income for the six months ended September 30, 2017 was $18.0 million, or $0.88 diluted per share, compared to net income of $11.5 million, or $0.56 diluted per share, for the six months ended September 30, 2016, a 57% increase to net income. Net sales for the quarter ended September 30, 2017 were $66.7 million, compared to $60.8 million for the quarter ended September 30, 2016, an increase of 10%. Net sales for the six months ended September 30, 2017 were $146.4 million, compared to $133.3 million for the six months ended September 30, 2016, an increase of 10%. New order sales increased 9%, to $11.6 million for the quarter ended September 30, 2017, compared to $10.7 million for the same quarter in the prior year. The Company’s online sales for the quarter ended September 30, 2017 were approximately 84% of all sales compared to 82% for the same quarter the prior year, with online sales increasing 12%.

Menderes Akdag, CEO and President, commented: “The trend we have seen in the last two quarters continued with increases in both new order and reorder sales during the quarter, along with an accelerated increase to net income for the third consecutive quarter. This increase to net income can be attributed to increased revenue with a shift in sales to higher margin items in the flea, tick and heartworm categories. Gross profit as a percentage of sales increased to 35.2% for the quarter ended September 30, 2017, compared to 29.7% for the quarter ended September 30, 2016. Also, an income tax benefit of approximately $807,000 related to stock-based compensation was recognized in the quarter ended September 30, 2017. Average order value increased to $85 for the quarter compared to $82 for the same quarter the prior year. For the remainder of fiscal 2018 we will continue to focus on increasing sales and improving our service levels.”

The Board of Directors declared a quarterly dividend of $0.20 per share on the Company’s common stock. The dividend will be payable on November 17, 2017, to shareholders of record at the close of business on November 6, 2017. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 23, 2017 until November 6, 2017 at 10:59 P.M. To access the replay, call (800) 839-2239 (toll free) or (203) 369-3108, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com. This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2017. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,443	$58,730
Accounts receivable, less allowance for doubtful accounts of $31 and $27, respectively	2,012	1,808
Inventories - finished goods	23,005	20,228
Prepaid expenses and other current assets	1,106	1,019
Total current assets	94,566	81,785

Noncurrent assets:
Property and equipment, net	29,456	30,164
Intangible assets	860	860
Total noncurrent assets	30,316	31,024

Total assets	$124,882	$112,809

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,376	$15,221
Accrued expenses and other current liabilities	2,871	2,475
Income taxes payable	6,008	659
Total current liabilities	19,255	18,355

Deferred tax liabilities	1,304	1,088

Total liabilities	20,559	19,443

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,604 and 20,526 shares issued and outstanding, respectively	21	21
Additional paid-in capital	7,952	6,806
Retained earnings	96,341	86,530

Total shareholders' equity	104,323	93,366

Total liabilities and shareholders' equity	$124,882	$112,809

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Sales	$66,711	$60,791	$146,368	$133,278
Cost of sales	43,232	42,727	95,424	92,762

Gross profit	23,479	18,064	50,944	40,516

Operating expenses:
General and administrative	6,178	5,747	12,404	11,845
Advertising	4,526	4,382	10,818	10,142
Depreciation	527	204	1,058	398
Total operating expenses	11,231	10,333	24,280	22,385

Income from operations	12,248	7,731	26,664	18,131

Other income:
Interest income, net	143	32	226	60
Other, net	249	23	490	76
Total other income	392	55	716	136

Income before provision for income taxes	12,640	7,786	27,380	18,267

Provision for income taxes	3,880	2,887	9,344	6,774

Net income	$8,760	$4,899	$18,036	$11,493

Comprehensive income	$8,760	$4,899	$18,036	$11,493

Net income per common share:
Basic	$0.43	$0.24	$0.89	$0.57
Diluted	$0.43	$0.24	$0.88	$0.56

Weighted average number of common shares outstanding:
Basic	20,349	20,234	20,321	20,208
Diluted	20,437	20,377	20,442	20,355

Cash dividends declared per common share	$0.20	$0.19	$0.40	$0.38

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$18,036	$11,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,058	398
Share based compensation	1,146	946
Deferred income taxes	216	364
Bad debt expense	46	352
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(250)	3
Inventories - finished goods	(2,777)	10,765
Prepaid income taxes	-	222
Prepaid expenses and other current assets	(87)	1,764
Accounts payable	(4,845)	1,143
Income taxes payable	5,349	-
Accrued expenses and other current liabilities	411	335
Net cash provided by operating activities	18,303	27,785

Cash flows from investing activities:
Purchases of property and equipment	(350)	(5,859)
Net cash used in investing activities	(350)	(5,859)

Cash flows from financing activities:
Dividends paid	(8,240)	(7,784)
Excess tax benefits related to restricted stock	-	115
Net cash used in financing activities	(8,240)	(7,669)

Net increase in cash and cash equivalents	9,713	14,257
Cash and cash equivalents, at beginning of period	58,730	37,639

Cash and cash equivalents, at end of period	$68,443	$51,896

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$3,780	$6,186

Prepaid property and equipment in current assets	$-	$5,815

Dividends payable in accrued expenses	$202	$144

Exhibit 99.1 Page 4 of 4